Exhibit 99.1

THOMAS O. RYDER, CHAIRMAN AND CEO OF THE READER’S DIGEST ASSOCIATION, ELECTED TO AMAZON.COM BOARD OF DIRECTORS

SEATTLE—(BUSINESS WIRE)—November 6, 2002—Thomas O. Ryder, 58 chairman and CEO of the Reader’s Digest Association, Inc., (NYSE: RDA, RDB), has been elected to serve on Amazon.com’s (NASDAQ: AMZN) board of directors.

The company also announced the resignation of director Scott Cook, chairman of the executive committee of Intuit, Inc. Ryder becomes the sixth member of the Amazon.com board and the fifth independent director of Amazon.com.

“Tom’s expertise in guiding complex global businesses and his commitment to customer excellence will be of great benefit to Amazon.com and our customers,” said Jeff Bezos, founder and CEO of Amazon.com. “I’d also like to thank Scott Cook for his dedicated service to Amazon.com and our shareholders over the past six years.”

“Amazon.com achieved what few companies ever do and literally changed the way consumers behave,” said Thomas Ryder. “It did so by treating customers with respect, and offering them a new way to buy books and other products that is convenient, easy and enjoyable. I look forward to working with Jeff Bezos and the other board members as Amazon.com continues its drive toward sustained free cash flow.”

Prior to joining Reader’s Digest in 1998, Ryder was president of American Express Travel Related Services International. He joined American Express in 1984 as president and publisher of American Express Publishing Corporation and was appointed president and worldwide executive publisher in 1988.

The Reader’s Digest Association, Inc., with annual revenues of approximately $2.5 billion, is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures around the world. Its flagship publication, Reader’s Digest, is sold in more than 60 countries and is published in 19 languages. The company is headquartered at Pleasantville, New York.

About Amazon.com

Amazon.com, a Fortune 500 company based in Seattle, opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com seeks to be the world’s most customer-centric company, where customers can find and discover anything they might want to buy online at a great price. Amazon.com and sellers list millions of unique new and used items in categories such as apparel and accessories, electronics, computers, kitchen and housewares, books, music, DVDs, videos, cameras and photo items, office products, toys, baby items and baby registry, software, computer and video games, cell phones and service, tools and hardware, travel services, magazine subscriptions and outdoor living items. Through Amazon Marketplace, zShops and Auctions, any business or individual can sell virtually anything to Amazon.com’s millions of customers.

Amazon.com operates five international Web sites: www.amazon.ca, www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to potential future losses, significant amount of indebtedness, competition, strategic alliances and business combinations, seasonality, potential fluctuations in operating results and rate of growth, foreign-currency exchange rates, management of potential growth, system interruption, international expansion, consumer trends, fulfillment center optimization, inventory, limited operating history, government regulation and taxation, fraud and Amazon.com Payments, and new business areas. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001, and all subsequent filings.

Contact:	Amazon.com Public Relations
Patty Smith
206-266-7180

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